UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 12, 2013

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)       Bonanza Creek Energy, Inc. (the “Company”) announced on August 12, 2013, that it has hired William J. Cassidy to serve as the Company’s Executive Vice President and Chief Financial Officer, and Anthony G. Buchanon, currently serving as the Company’s Vice President — Rocky Mountain Engineering, has been promoted by the Company’s Board of Directors (the “Board”) to the position of Executive Vice President and Chief Operating Officer. Mr. Cassidy’s appointment will be effective on September 2, 2013, and Mr. Buchanon’s appointment is effective on August 12, 2013.  Messrs. Cassidy and Buchanon are referred to collectively herein as the “Executive Officers” and each individually as an “Executive Officer.”

Mr. Cassidy, 47, has served as Global Head of Finance and Treasury for Puma Energy, a midstream and downstream oil and gas company and subsidiary of the commodity trading multinational Trafigura Beheer BV, since 2013. From 2009 to 2013, Mr. Cassidy was a Principal at RPA Capital, LLC, an asset management fund focused on commodity producers. He has served as a director of Oasis Petroleum since 2010 and previously served as a director of GasValpo, SA, a Chilean gas distribution company from 2008 to 2012. From 2008 to 2009, Mr. Cassidy worked as Chief Financial Officer of USDCM, LLC, a Greenwich, Connecticut based drilling fund. From 1995 until 2008, Mr. Cassidy served in a variety of investment banking roles, including Head of Exploration and Production Investment Banking at Barclays Capital, Principal of the Energy and Power Investment Banking division at Banc of America Securities and Vice President at JPMorgan Chase. Mr. Cassidy has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Buchanon, 53, has been employed by the Company since 2012, as Vice President - Rocky Mountain Engineering, where he was responsible for the engineering and geoscience teams for the Company’s horizontal drilling program for the Wattenberg Field in Colorado. From 2010 to 2012, he was Production Operations Manager for Noble Energy, Inc. and was part of the Wattenberg Business Unit leadership team responsible for developing Noble’s Wattenberg assets. From 2008 to 2010, he was the General Manager of Rosetta Resources Inc.’s Denver Region, responsible for all land, geology and reservoir engineering functions for a variety of assets located in Bakken in Montana, Sacramento Basin, Denver-Julesberg Basin, San Juan Basin and Pinedale.  Before that, he served in a variety of management level engineering and operations roles for companies such as Trend Exploration Company, Burlington Resources Inc. (now ConocoPhillips) and Mobil Exploration and Production (now ExxonMobil Corporation). Mr. Buchanon has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Cassidy’s base salary will be $325,000, and Mr. Buchanon’s will be $300,000. Each Executive Officer is entitled to participate in the Company’s Short-Term Incentive Program (“STIP”) with a target amount of 90% of base salary upon the achievement of corporate goals established annually and subject to the other terms of the STIP. In addition, Mr. Cassidy will receive (i) awards under the Company’s 2011 Long Term Incentive Plan (“LTIP”) with grant date fair market values of approximately (A) $487,500 of restricted stock, vesting annually over three years, and (B) $162,500 of performance shares, vesting based on the Company’s achievement of performance goals to be measured as of December 31, 2015, and (ii) a cash signing bonus of $100,000, subject to a reimbursement obligation if Mr. Cassidy terminates his employment within six months of his start date. Mr. Buchanon’s existing LTIP awards received in his capacity as Vice President — Rocky Mountain Engineering, consisting of 31,403 restricted stock shares, vesting at various times over the next three years, and 2,134 performance shares, vesting based on the Company’s achievement of performance goals to be measured as of December 31, 2015, were not amended and remain in effect.

Each of the Executive Officers will participate in the Bonanza Creek Energy, Inc. Executive Change in Control and Severance Plan (the “Severance Plan”), which provides for certain payments and benefits if an Executive Officer’s employment is terminated under certain circumstances. If the conditions of the Severance Plan are satisfied, following each such Executive Officer’s termination, such Executive Officer is entitled to, among other benefits, (i) a lump sum cash payment equal to 2.5 times base salary and (ii) a lump sum cash payment equal to the greater of the annual average of the bonuses received by the Executive Officer pursuant to the Company’s STIP in the two calendar years prior to termination and such executive’s current target bonus amount, multiplied by 2.5.

Each Executive Officer has entered into an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement, pursuant to which such Executive Officer agrees to maintain the confidentiality of Company proprietary information and not to engage in any business activity that competes with the Company. In addition, for 2.5 years following any termination of employment, each Executive Officer has agreed to certain non-competition and non-solicitation obligations assuming the Company meets its severance obligations.

Each of Messrs. Cassidy and Buchanon has executed Employment Letter Agreements with the Company, which incorporate the terms of their employment described above. The descriptions of the Employment Letter Agreements set forth above are qualified in their entirety by the terms of the Employment Letter Agreements, copies of which are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

As a result of these announcements, Gary A. Grove will no longer serve as Interim Chief Operating Officer of the Company. Mr. Grove will continue to serve as the Company’s Executive Vice President — Engineering and Planning and a member of the Board. Effective on Mr. Cassidy’s start date of September 2, 2013, Wade E. Jaques will no longer serve as Principal Financial Officer of the Company. Mr. Jaques will continue to serve as the Company’s Vice President, Chief Accounting Officer, Controller and Treasurer.

On August 12, 2013, the Company issued a press release announcing the appointments of Messrs. Cassidy and Buchanon, which is filed herewith as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Employment Letter Agreement, dated August 6, 2013, between Bonanza Creek Energy, Inc. and William J. Cassidy

10.2                        Employment Letter Agreement, dated August 7, 2013, between Bonanza Creek Energy, Inc. and Anthony G. Buchanon

10.3                        Bonanza Creek Energy, Inc. Executive Change in Control and Severance Plan, as amended (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on May 3, 2013)

10.4                        Bonanza Creek Energy, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed on November 4, 2011)

10.5                        Bonanza Creek Energy, Inc. Short Term Incentive Guidelines (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2013)

99.1                        Press Release issued August 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: August 12, 2013	By:	/s/ Christopher I. Humber
Christopher I. Humber
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Letter Agreement, dated August 6, 2013, between Bonanza Creek Energy, Inc. and William J. Cassidy

10.2	Employment Letter Agreement, dated August 7, 2013, between Bonanza Creek Energy, Inc. and Anthony G. Buchanon

10.3	Bonanza Creek Energy, Inc. Executive Change in Control and Severance Plan, as amended (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on May 3, 2013)

10.4	Bonanza Creek Energy, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed on November 4, 2011)

10.5	Bonanza Creek Energy, Inc. Short Term Incentive Guidelines (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2013)

99.1	Press Release issued August 12, 2013